STEWART & STEVENSON

                               401(k) SAVINGS PLAN



                              W I T N E S S E T H :


     WHEREAS, STEWART & STEVENSON SERVICES, INC. (the "Company"), desiring to aid its employees in making provision for their retirement, has decided to adopt the following STEWART & STEVENSON 401(k) SAVINGS PLAN (the "Plan");

     NOW THEREFORE, the Plan is hereby adopted as follows, effective as of January 1, 1994:


                                       I.

                         Definitions and Construction

     1.1 Definitions. Where the following words and phrases appear in the Plan, they shall have the respective meanings set forth below, unless their context clearly indicates to the contrary.

(1) Accounts: The total of the amounts credited to a Member's Cash or Deferred Account, Employer Contribution Account and Rollover Account.

(2) Act:  The "Employee Retirement Income Security Act of 1974, as amended."

(3) Benefit Commencement Date: With respect to each Member or beneficiary, the date such Member's or beneficiary's benefit is paid to him from the Trust Fund.

(4) Cash or Deferred Account: An individual account for each Member which is credited with the Cash or Deferred Contributions made by the Employer on such Member's behalf and the Employer Safe Harbor Contributions, if any, made on such Member's behalf pursuant to Section 3.3 to satisfy the restrictions set forth in
Section 3.1(e) and which is credited (or debited) with such account's allocation of net income (or net loss) of the Trust Fund.

(5) Cash or Deferred Contributions: Contributions made to the Plan by the Employer on a Member's behalf in accordance with the Member's elections to defer Compensation under the Plan's qualified cash or deferred arrangement as described in Section 3.1.

(6) Code:  The Internal Revenue Code of 1986, as amended.

(7) Commencement Date: The date on which an Employee first performs an Hour of Service.

(8) Committee: The administrative committee appointed by the Directors to administer the Plan.

(9) Company:  Stewart & Stevenson Services, Inc.

(10) Compensation: The total of all wages, salaries, fees for professional service and other amounts received in cash or in kind by a Member for services actually rendered or labor performed for the Employer while a Member to the extent such amounts are includable in gross income, subject to the following adjustments and limitations:

(A)  The following shall be excluded:

     (i)     reimbursements and other expense allowances;

     (ii)    cash and noncash fringe benefits;

     (iii)   moving expenses;

     (iv) Employer contributions to or payments from this or any other deferred compensation program whether such program is qualified under section 401(a) of the Code or nonqualified;

     (v)     welfare benefits;

     (vi) amounts realized from the receipt or exercise of a stock option which is not an incentive stock option within the meaning of section 422 of the Code;

     (vii) amounts realized at the time property described in section 83 of the Code is freely transferable or no longer subject to a substantial risk of forfeiture;

     (viii) amounts realized as a result of an election described in section 83(b) of the Code;

     (ix) any amount realized as a result of a disqualifying disposition within the meaning of section 421(a) of the Code; and

     (x) any other amounts which receive special tax benefits under the Code but are not hereinafter included.

(B)  The following shall be included:

     (i) elective contributions made on a Member's behalf by the Employer that are not includable in income under section 125, section 402(e)(3), section 402(h) or section 403(b) of the Code;

     (ii) compensation deferred under an eligible deferred compensation plan within the meaning of section 457(b) of the Code; and

     (iii) employee contributions described in section 414(h) of the Code that are picked up by the employing unit and are treated as employer contributions.

(C) The Compensation of any Member taken into account for purposes of the Plan shall be limited to $150,000 for any Plan Year with such limitation to be:

     (i) adjusted automatically to reflect any amendments to section 401(a)(17) of the Code and any cost-of-living increases authorized by section 401(a)(17) of the Code;

     (ii) prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law; and

     (iii) in the case of a Member who is either a five-percent owner of the Employer (within the meaning of section 416(i)(1)(A)(iii) of the Code) or is one of the ten most Highly Compensated Employees for the Plan Year and who has a spouse and/or lineal descendants who are under the age of nineteen as of the end of a Plan Year who receive Compensation during such Plan Year, prorated and allocated among such Member, his spouse and/or lineal descendants under the age of nineteen based on the Compensation for such Plan Year of each such individual.

(11) Controlled Entity: Each corporation that is a member of a controlled group of corporations, within the meaning of section 1563(a) (determined without regard to sections 1563(a)(4) and 1563(e)(3)(C)) of the Code, of which the Employer is a member, each trade or business (whether or not incorporated) with which the Employer is under common control and each member of an affiliated service group, within the meaning of section 414(m) of the Code, of which the Employer is a member.

(12) Direct Rollover: A payment by the Plan to an Eligible Retirement Plan specified by a Distributee.

(13) Directors:  The Board of Directors of the Company.

(14) Distributee: A Member entitled to an Eligible Rollover Distribution. In addition, a Member's surviving spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, is a Distributee with regard to the interest of such spouse or former spouse in an Eligible Rollover Distribution.

(15) Effective Date:  January 1, 1994.

(16) Eligible Employee: Any Employee other than (A) an Employee whose terms and conditions of employment are governed by a collective bargaining agreement unless such agreement provides for his coverage under the Plan, (B) any nonresident alien who has no United States source income, and (C) any Employee who is a Leased Employee. Notwithstanding any provision in the Plan to the contrary, no individual who is designated, compensated or otherwise classified or treated by the Employer as an independent contractor shall be eligible to become a Member of the Plan.

(17) Eligible Retirement Plan:  An individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code or a qualified trust described in section 401(a) of the Code, that accepts a Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to a surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

(18) Eligible Rollover Distribution: Any distribution of all or any portion of the Accounts of a Distributee, except that an Eligible Rollover Distribution does not include: (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; (B) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and
(C) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(19) Employee:  Any individual employed by the Employer and any Leased Employee.

(20) Employer: The Company and any entity which has adopted the Plan pursuant to the provisions of Article XVIII.

(21) Employer Contribution Account: An individual account for each Member which is credited with the sum of (A) the Employer Matching Contributions made on such Member's behalf and (B) the Employer Safe Harbor Contributions, if any, made on such Member's behalf pursuant to Section 3.3 to satisfy the restrictions set forth in Section 3.4 and which is credited (or debited) with such account's allocation of net income (or net loss) of the Trust Fund.

(22) Employer Contributions: The total of Employer Matching Contributions and Employer Safe Harbor Contributions.

(23) Employer Matching Contributions: Contributions made to the Plan by the Employer pursuant to Section 3.2.

(24) Employer Safe Harbor Contributions: Contributions made to the Plan by the Employer pursuant to Section 3.3.

(25) Fund:  A portion of the Trust Fund which is invested in a specified manner.

(26) Highly Compensated Employee: Any Employee who performs services during the Plan Year for which the determination of who is highly compensated is being made (the "Determination Year") and who (A) is a five-percent owner of the Employer (within the meaning of section 416(i)(1)(A)(iii) of the Code) at any time during the Determination Year or the twelve-month period immediately preceding the Determination Year (the "Look-Back Year"), (B) receives compensation (within the meaning of section 415(c)(3) of the Code, including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity; "compensation" for purposes of this Paragraph) in excess of $75,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by section 414(q)(1) of the Code) during the Look-Back Year, (C) receives compensation in excess of $50,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by section 414(q)(1) of the Code) during the Look-Back Year and is a member of the top 20% of Employees for the Look-Back Year (other than Employees described in section 414(q)(8) of the Code) ranked on the basis of compensation received during the year, (D) is an officer (within the meaning of section 416(i) of the Code) during the Look-Back Year and receives compensation in the Look-Back Year greater than 50% of the amount in effect under section 415(b)(1)(A) of the Code for the calendar year in which the Look-Back Year begins, or (E) is described in clauses (B), (C), or (D) above (after modifying such clauses to substitute the Determination Year for the Look-Back Year) and is one of the 100 Employees who receives the most compensation from the Employer or a Controlled Entity during the Determination Year. For purposes of the preceding sentence, (i) no more than 50 Employees (or, if lesser, the greater of three Employees or 10% of the Employees) shall be treated as officers, (ii) if no officer has compensation in excess of 50% of the amount in effect under section 415(b)(1)(A) of the Code, then the highest-paid officer shall be deemed to be a Highly Compensated Employee, (iii) all employers aggregated with the Employer under section 414(b),
(c), (m) or (o) of the Code shall be treated as a single employer, (iv) a former Employee who had a separation year (generally, the Determination Year such Employee separates from service) prior to the Determination Year and who was an active Highly Compensated Employee for either such separation year or any Determination Year ending on or after such Employee's fifty-fifth birthday shall be deemed to be a Highly Compensated Employee and (v) the Committee may elect, in accordance with the provisions of applicable Treasury Regulations, rulings and notices, to make the Look-Back Year calculation for a Determination Year on the basis of the calendar year ending with or within the applicable Determination Year (or, in the case of a Determination Year that is shorter than twelve months, the calendar year ending with or within the twelve-month period ending with the end of the applicable Determination Year). Further, if any individual is a member of the family of a five-percent owner or of a Highly Compensated Employee in the group consisting of the ten Highly Compensated Employees paid the greatest compensation during the year, then such individual shall not be considered a separate employee and any compensation paid to such individual (and any applicable contribution or benefit on behalf of such individual) shall be treated as if it were paid to (or on behalf of) the five-percent owner or Highly Compensated Employee. For purposes of the preceding sentence, the term "family" means, with respect to any active or former Employee, such Employee's spouse and lineal ascendants and descendants and the spouses of such lineal ascendants and descendants. To the extent that the provisions of this Paragraph are inconsistent or conflict with the definition of a "highly compensated employee" set forth in section 414(q) of the Code and the Treasury Regulations thereunder, the relevant terms and provisions of section 414(q) of the Code and the Treasury Regulations thereunder shall govern and control.

(27) Hour of Service: Each hour for which an individual is directly or indirectly paid, or entitled to payment, by the Employer or a Controlled Entity for the performance of duties or for reasons other than the performance of duties; provided, however, that no more than 501 Hours of Service shall be credited to an individual on account of any continuous period during which he performs no duties. Such Hours of Service shall be credited to the individual for the computation period in which such duties were performed or in which occurred the period during which no duties were performed. An Hour of Service also includes each hour, not credited above, for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer or a Controlled Entity. These Hours of Service shall be credited to the individual for the computation period to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

The number of Hours of Service to be credited to an individual for any computation period shall be governed by section 2530.200b-2(b) and (c) of the Labor Department Regulations relating to the Act. Hours of Service shall also include any hours required to be credited by federal law other than the Act or the Code, but only under the conditions and to the extent so required by such federal law.

The above notwithstanding, in determining Participation Service, Hours of Service with the predecessor employers listed on Appendix A shall be treated as Hours of Service with the Employer beginning on the date listed in Appendix A for such employer.

(28) Leased Employee: Any person who is not an employee of the Employer or a Controlled Entity but who performs services for the Employer or a Controlled Entity pursuant to an agreement (oral or written) between the Employer or a Controlled Entity and any leasing organization, provided that such person has performed such services for the Employer or a Controlled Entity or for related persons (within the meaning of section 144(a)(3) of the Code) on a substantially full-time basis for a period of at least one year and such services are of a type historically performed by the Employer's or Controlled Entity's employees in the Employer's or Controlled Entity's field of business.

(29) Member: Any individual who has met the eligibility requirements for participation in the Plan and elected to participate in the Plan.

(30) Normal Retirement Date:  The date a Member attains the age of sixty-five.

(31) Participation Service: The measure of service used in determining an Employee's eligibility to participate in the Plan as determined pursuant to
Section 2.2.

(32) Period of Service: Each period of an individual's Service commencing on his Commencement Date or a Reemployment Commencement Date, if applicable, and ending on a Severance from Service Date. Notwithstanding the foregoing, a period during which an individual is absent from Service by reason of the individual's pregnancy, the birth of a child of the individual, the placement of a child with the individual in connection with the adoption of such child by the individual, or for the purposes of caring for such child for the period immediately following such birth or placement shall not constitute a Period of Service between the first and second anniversary of the first date of such absence. A Period of Service shall also include any period required to be credited as a Period of Service by federal law other than the Act or the Code, but only under the conditions and to the extent so required by such federal law.

(33) Period of Severance: Each period of time commencing on an individual's Severance from Service Date and ending on a Reemployment Commencement Date.

(34) Plan: The Stewart & Stevenson 401(k) Savings Plan, as amended from time to time.

(35) Plan Year: The twelve-consecutive month period commencing January 1 of each year.

(36) Reemployment Commencement Date: The first date upon which an individual performs an Hour of Service following a Severance from Service Date.

(37) Rollover Account: An individual account for an Eligible Employee which is credited with the Rollover Contributions of such Employee and which is credited (or debited) with such account's allocation of net income (or net loss) of the Trust Fund.

(38) Rollover Contributions: Contributions made by an Eligible Employee pursuant to Section 3.8.

(39) Service: The period of an individual's employment with the Employer or a Controlled Entity and with the predecessor employers listed on Appendix A beginning on the date listed on Appendix A for such employer.

(40) Severance from Service Date: The first date on which an individual terminates his Service following his Commencement Date or a Reemployment Commencement Date, if applicable. Notwithstanding the foregoing, the Severance from Service Date of an individual who is absent from Service by reason of the individual's pregnancy, the birth of a child of the individual, the placement of a child with the individual in connection with the adoption of such child by the individual, or for purposes of caring for such child for the period immediately following such birth or placement shall be the second anniversary of the first date of such absence.

(41) Trust: The trust(s) established under the Trust Agreement(s) to hold and invest contributions made under the Plan, and income thereon, and from which the Plan benefits will be distributed.

(42) Trust Agreement: The agreement(s) entered into between the Company and the Trustee establishing the Trust, as such agreement(s) may be amended from time to time.

(43) Trust Fund: The funds and properties held pursuant to the provisions of the Trust Agreement for the use and benefit of the Members, together with all income, profits and increments thereto.

(44) Trustee: The trustee or trustees qualified and acting under the Trust Agreement at any time.

(45) Valuation Dates:  Each and every business day.

(46) Vested Interest: The portion of a Member's Accounts which, pursuant to the Plan, is nonforfeitable.

(47) Vesting Service: The measure of service used in determining a Member's Vested Interest as determined pursuant to Section 8.3.

     1.2 Number and Gender. Wherever appropriate herein, words used in the singular shall be considered to include the plural and the plural to include the singular. The masculine gender, where appearing in this Plan, shall be deemed to include the feminine gender.

     1.3 Headings. The headings of Articles and Sections herein are included solely for convenience and if there is any conflict between such headings and the text of the Plan, the text shall control.

                                       II.

                                 Participation

     2.1 Eligibility. On or after the Effective Date, any Eligible Employee shall be eligible to become a Member as of the first day of the first payroll period commencing after the later of the date on which such Eligible Employee has completed one year of Participation Service or the date on which such Eligible Employee attained the age of twenty-one. Notwithstanding the foregoing:

     (a) an Eligible Employee who was a Member of the Plan, or who was eligible to become a Member of the Plan, prior to a termination of employment shall be eligible to remain or become a Member immediately upon his reemployment as an Eligible Employee;

     (b) an Employee who has completed one year of Participation Service and has attained the age of twenty-one but who has not become a Member of the Plan because he was not an Eligible Employee shall be eligible to become a Member of the Plan immediately upon becoming an Eligible Employee as a result of a change in his employment status;

     (c) an Eligible Employee who had completed one year of Participation Service, but who had not attained the age of twenty-one prior to a termination of his employment, shall be eligible to become a Member immediately upon his reemployment or his attainment of age twenty-one, whichever is later;

     (d) an Eligible Employee who had met the requirements of this Section to become a Member of the Plan but who terminated employment prior to the date upon which he would have been eligible to become a Member shall be eligible to become a Member immediately upon his reemployment; and

     (e) a Member who ceases to be an Eligible Employee but remains an Employee shall continue to be a Member but, on and after the date he ceases to be an Eligible Employee, he shall no longer be entitled to defer Compensation hereunder or share in allocations of Employer Contributions unless and until he shall again become an Eligible Employee.

Membership in the Plan is voluntary. Any Eligible Employee may become a Member upon the date on which he first becomes eligible by executing and filing with the Committee, within the time limits prescribed by the Committee, the Compensation reduction agreement prescribed by the Committee. Any Eligible Employee who does not become a Member upon the date on which he first becomes eligible may become a Member on the first day of any subsequent payroll period by executing and filing with the Committee a Compensation reduction agreement within the time limits prescribed by the Committee.

     2.2 Participation Service. The completion of 1,000 or more Hours of Service during the twelve-consecutive month period beginning with the individual's Commencement Date or during any Plan Year commencing after such individual's Commencement Date shall constitute one year of Participation Service.

                                     III.

                                Contributions

     3.1  Cash or Deferred Contributions.

     (a) A Member may elect to defer an integral percentage of from 1% to 15% (or, with respect to a Member who is a Highly Compensated Employee, such lesser percentage as may be prescribed from time to time by the Committee) of his Compensation for a Plan Year by having the Employer contribute the amount so deferred to the Plan. Compensation for a Plan Year not so deferred by such election shall be received by such Member in cash. A Member's election to defer an amount of his Compensation pursuant to this Section shall be made by executing a Compensation reduction agreement pursuant to which the Member authorizes the Employer to reduce his Compensation in the elected amount and the Employer, in consideration thereof, agrees to contribute an equal amount to the Plan. The reduction in a Member's Compensation for a Plan Year pursuant to his election under a Compensation reduction agreement shall be effected by Compensation reductions as of each payroll period within such Plan Year following the effective date of such agreement. The amount of Compensation elected to be deferred by a Member for a Plan Year pursuant to this Section shall become a part of the Employer's Cash or Deferred Contributions for such Plan Year.

     (b) A Member's Compensation reduction agreement shall remain in force and effect for all periods following the date of its execution until modified or terminated or until such Member terminates his employment. A Member who has elected to defer a portion of his Compensation may change his deferral election percentage (within the percentage limits set forth in Paragraph (a) above), effective as the first day of any payroll period by executing and delivering to the Committee a new Compensation reduction agreement within the time period prescribed by the Committee.

     (c) A Member may cancel his Compensation reduction agreement, effective as of the first day of any payroll period, by executing and delivering to the Committee a Compensation reduction cancellation agreement in the form prescribed by the Committee within the time period prescribed by the Committee. A Member who so cancels his Compensation reduction agreement may resume Compensation deferrals, effective as of the first day of any payroll period, by executing and delivering to the Committee a new Compensation reduction agreement within the time period prescribed by the Committee.

     (d)  In restriction of the Members' elections provided in Paragraphs (a),
(b) and (c) above, the Cash or Deferred Contributions and the elective deferrals (within the meaning of section 402(g)(3) of the Code) under all other plans, contracts and arrangements of the Employer on behalf of any Member for any calendar year shall not exceed $7,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustments authorized by section 402(g)(5) of the Code), reduced by any "excess deferrals" from other plans allocated to the Plan by March 1 of the next following calendar year within the meaning of, and pursuant to the provisions of, section 402(g)(2) of the Code.

     (e) In further restriction of the Members' elections provided in Paragraphs (a), (b) and (c) above, it is specifically provided that one of the "actual deferral percentage" tests set forth in section 401(k)(3) of the Code and the Treasury Regulations thereunder must be met in each Plan Year. If multiple use of the alternative limitation (within the meaning of section 401(m)(9) of the Code and Treasury Regulation Section 1.401(m)-2(b)) occurs during a Plan Year such multiple use shall be corrected in accordance with the provisions of Treasury Regulation Section 1.401(m)-2(c); provided, however, that if such multiple use is not eliminated by making Employer Safe Harbor Contributions, then the "actual contribution percentages" of all Highly Compensated Employees participating in the Plan shall be reduced, and the excess contributions distributed, in accordance with the provisions of Section 3.7(c) and applicable Treasury Regulations so that there is no such multiple use.

     (f) If the restrictions set forth in Paragraph (e) above would not otherwise be met for any Plan Year, the Compensation deferral elections made pursuant to Paragraphs (a), (b) and (c) above of Members who are Highly Compensated Employees may be reduced by the Committee on a temporary and prospective basis in such manner as the Committee shall determine.

     (g) As soon as administratively feasible following the end of each payroll period, the Employer shall contribute, as Cash or Deferred Contributions with respect to each Member, an amount equal to the amount of Compensation elected to be deferred, pursuant to Paragraphs (a) and (b) above (as adjusted pursuant to Paragraph (f) above), by such Member during such month. Such contributions, as well as the contributions pursuant to Sections 3.2 and 3.3, shall be made without regard to current or accumulated profits of the Employer. Notwithstanding the foregoing, the Plan is intended to qualify as a profit sharing plan for purposes of sections 401(a), 402, 412 and 417 of the Code.

     3.2 Employer Matching Contributions. As soon as administratively feasible following the end of each payroll period, the Employer shall contribute, as Employer Matching Contributions, an amount which equals 25% of the Cash or Deferred Contributions which were made pursuant to Section 3.1 on behalf of each of the Members for such payroll period and which were not in excess of 6% of each such Member's Compensation for such payroll period.

     3.3 Employer Safe Harbor Contributions. In addition to the Employer Matching Contributions made pursuant to Section 3.2, for each Plan Year, the Employer, in its discretion, may contribute, as a "safe harbor contribution" for such Plan Year, the amounts necessary to cause the Plan to satisfy the restrictions set forth in Section 3.1(e) and Section 3.4, respectively. Amounts contributed in order to satisfy the restrictions set forth in Section 3.1(e) shall be considered "qualified matching contributions" (within the meaning of Treasury Regulation Section 1.401(k)-1(g)(13)) for purposes of such Section, and amounts contributed in order to satisfy the restrictions set forth in
Section 3.4 shall be considered Employer Matching Contributions for purposes of such Section. Any amounts contributed pursuant to this Paragraph shall be allocated in accordance with the provisions of Sections 4.2(c) and (d).

     3.4 Restrictions on Employer Contributions. In restriction of the Employer Contributions hereunder, it is specifically provided that one of the "actual contribution percentage" tests set forth in section 401(m) of the Code and the Treasury Regulations thereunder must be met in each Plan Year. The Committee may elect, in accordance with applicable Treasury Regulations, to treat Cash or Deferred Contributions to the Plan as Employer Matching Contributions for purposes of meeting this requirement.

     3.5 Payments to Trustee. Contributions under the Plan shall be paid by the Employer directly to the Trustee as soon as practicable. On or about the date of any such payment, the Committee shall be informed as to the amount of such payment.

     3.6 Return of Contributions. Anything to the contrary herein notwithstanding, the establishment of the Plan and contributions made under the Plan are contingent upon an initial determination by the Internal Revenue Service that the Plan is, as of the Effective Date, a qualified Plan and Trust within the meaning of sections 401(a) and 501(a) of the Code. If such a determination is not received by the Employer after it has had an opportunity to amend the Plan and Trust to so qualify, the Plan shall not be effective and the Employer's contributions to the Plan, adjusted for any net earnings or losses of the Trust Fund attributable thereto, shall be returned to the Employer by the Trustee within one year after the date of denial of qualification of the Plan. Moreover, the Employer's contributions to the Plan are contingent upon the deductibility of such contributions under section 404 of the Code. To the extent that a deduction for contributions is disallowed, such contributions shall, upon the written demand of the Employer, be returned to the Employer by the Trustee within one year after the date of disallowance, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto. Finally, if Employer contributions are made under a mistake of fact, such contributions shall, upon the written demand of the Employer, be returned to the Employer by the Trustee within one year after the payment thereof, reduced by any net losses of the Trust Fund attributable thereto but not increased by any net earnings of the Trust Fund attributable thereto.

     3.7  Disposition of Excess Deferrals and Excess Contributions.

     (a) Anything to the contrary herein notwithstanding, any Cash or Deferred Contributions to the Plan for a calendar year on behalf of a Member in excess of the limitations set forth in Section 3.1(d) shall be distributed to such Member not later than April 15 of the next following calendar year.

     (b) Anything to the contrary herein notwithstanding, if, for any Plan Year, the aggregate Cash or Deferred Contributions made by the Employer on behalf of Highly Compensated Employees exceeds the maximum amount of Cash or Deferred Contributions permitted on behalf of such Highly Compensated Employees pursuant to Section 3.1(e) (determined by reducing Cash or Deferred Contributions on behalf of Highly Compensated Employees in order of the "actual deferral percentages" (as that term is defined in section 401(k)(3)(B) of the Code and the Treasury Regulations thereunder) beginning with the highest of such percentages), such excess shall be distributed to the Highly Compensated Employees on whose behalf such excess was contributed before the end of the next following Plan Year. For purposes of this Paragraph, the determination and correction of excess Cash or Deferred Contributions of a Member whose actual deferral percentage is determined under the family aggregation rules of sections 401(k) and 414(q) of the Code shall be made in accordance with the provisions of such sections and the Treasury Regulations thereunder.

     (c) Anything to the contrary herein notwithstanding, if, for any Plan Year, the aggregate Employer Contributions allocated to the Accounts of Highly Compensated Employees exceeds the maximum amount of such Employer Contributions permitted on behalf of such Highly Compensated Employees pursuant to Section 3.4 (determined by reducing Employer Contributions made on behalf of Highly Compensated Employees in order of the "contribution percentages" (as that term is defined in section 401(m)(3) of the Code and Treasury Regulations thereunder) beginning with the highest of such percentages), such excess shall be distributed to the Highly Compensated Employees on whose behalf such excess contributions were made (or, if such excess contributions are forfeitable, they shall be forfeited) before the end of the next following Plan Year. For purposes of this Paragraph, the determination and correction of excess Employer Contributions allocated to the Account of a Member whose contribution percentage is determined under the family aggregation rules of sections 401(m) and 414(q) of the Code shall be made in accordance with the provisions of such sections and the Treasury Regulations thereunder. Employer Contributions shall be forfeited pursuant to this Paragraph only if distribution of all vested Employer Contributions is insufficient to meet the requirements of this Paragraph. If vested Employer Contributions are distributed to a Member and nonvested Employer Contributions remain credited to such Member's Accounts, such nonvested Employer Contributions shall vest at the same rate as if such distribution had not been made.

     (d) In coordinating the disposition of excess deferrals and excess contributions pursuant to this Section, such excess deferrals and excess contributions shall be disposed of in the following order:

          (1) first, excess deferrals described in Paragraph (a) above shall be distributed;

          (2) second, excess Cash or Deferred Contributions described in Paragraph (b) above which are not considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed;

          (3) third, excess Cash or Deferred Contributions described in Paragraph (b) above which are considered in determining the amount of Employer Matching Contributions pursuant to Section 3.2 shall be distributed, and the Employer Matching Contributions with respect to such Cash or Deferred Contributions shall be forfeited; and

          (4) fourth, excess Employer Contributions described in Paragraph (c) above shall be distributed (or, if forfeitable, forfeited).

     (e) Any distribution or forfeiture of excess deferrals or excess contributions pursuant to the provisions of this Section shall be adjusted for income or loss allocated thereto in accordance with the provisions of Section
4.3 through the Valuation Date next preceding the date of the distribution or forfeiture. Any forfeiture pursuant to the provisions of this Section shall be considered to have occurred on the date which is 2 1/2 months after the end of the Plan Year.

     3.8  Rollover Contributions.

     (a) Qualified indirect Rollover Contributions may be made to the Plan by any Eligible Employee of amounts received by such Eligible Employee from an individual retirement account or annuity or from another qualified plan, but only if such Rollover Contributions are made pursuant to and in accordance with applicable provisions of the Code. Any Eligible Employee desiring to effect indirect Rollover Contributions must execute and file with the Committee the form prescribed by the Committee for such purpose. An indirect Rollover Contribution shall be credited to the Rollover Account of the Eligible Employee making such Rollover Contribution as of the last day of the month in which the Rollover Contribution is made.

     (b) Qualified direct Rollover Contributions may be made to the Plan by any Eligible Employee of amounts which are eligible rollover distributions within the meaning of section 402(f)(2)(A) of the Code from an employees' trust described in section 401(a) of the Code which is exempt from tax under section 501(a) of the Code, but only if such Rollover Contributions are made pursuant to and in accordance with applicable provisions of the Code. Any Eligible Employee desiring to effect direct Rollover Contributions to the Plan must execute and file with the Committee the form prescribed by the Committee for such purposes. Direct Rollover Contributions to the Plan must be in cash and may be effectuated only by wire transfer directed to the Trustee or by issuance of a check made payable to the Trustee which is negotiable only by the Trustee and which identifies the Eligible Employee for whose benefit the Rollover Contribution is being made. A direct Rollover Contribution shall be credited to the Rollover Account of the Eligible Employee for whose benefit such Rollover Contribution is being made as of the last day of the month in which the Rollover Contribution is made.

     (c) An Eligible Employee who has made a Rollover Contribution in accordance with this Section who has not otherwise become a Member of the Plan shall become a Member coincident with such Rollover Contribution; provided, however, that such Member shall not have a right to defer Compensation or have Employer Contributions made on his behalf until he has otherwise satisfied the requirements imposed by Article II.
                                      IV.

                                  Allocations

     4.1 Suspense Account. All contributions, forfeitures and the net income (or net loss) of the Trust Fund shall be held in suspense until allocated to the Accounts of the Members as provided herein.

     4.2  Allocation of Contributions and Forfeitures.

     (a) Cash or Deferred Contributions made by the Employer on a Member's behalf pursuant to Section 3.1 shall be allocated to such Member's Cash or Deferred Account as of the date received by the Trustee.

     (b)  Employer Matching Contributions for each Plan Year pursuant to Section
3.2 shall be allocated as of the date received by the Trustee to the Employer Contribution Accounts of the Members for whom such contributions were made.

     (c)  The Employer Safe Harbor Contribution, if any, made pursuant to
Section 3.3 for a Plan Year in order to satisfy the restrictions set forth in
Section 3.1(e) shall be allocated in the following priority as of the last day of such Plan Year to the Cash or Deferred Accounts of Members who (1) received an allocation of Cash or Deferred Contributions for such Plan Year and (2) were not Highly Compensated Employees for such Plan Year (each such Member individually referred to as an "Eligible Member" for purposes of this Paragraph):

          (A) first, subject to the limitations set forth in Section 4.4, to the Cash or Deferred Account of the Eligible Member who received the least amount of Compensation for such Plan Year, then to the Cash or Deferred Account of the Eligible Member who received the next smallest amount of Compensation for such Plan Year and continuing in such manner until the restrictions set forth in
Section 3.1(e) have been satisfied; and

          (B) next, the remaining portion, if any, of such Employer Safe Harbor Contribution shall be allocated to the Cash or Deferred Accounts of the Eligible Members who did not receive an allocation pursuant to clause (A) above based on the ratio of each such Eligible Member's Cash or Deferred Contributions for such Plan Year to the total of all such Eligible Members' Cash or Deferred Contributions for such Plan Year.

     (d)  The Employer Safe Harbor Contribution, if any, made pursuant to
Section 3.3 for a Plan Year in order to satisfy the restrictions set forth in
Section 3.4 shall be allocated in the following priority as of the last day of such Plan Year to the Employer Contribution Accounts of Members who (1) received an allocation of Employer Matching Contributions for such Plan Year and (2) were not Highly Compensated Employees for such Plan Year (each such Member individually referred to as an "Eligible Member" for purposes of this Paragraph):

          (A) first, subject to the limitations set forth in Section 4.4, to the Employer Contribution Account of the Eligible Member who received the least amount of Compensation for such Plan Year, then to the Employer Contribution Account of the Eligible Member who received the next smallest amount of Compensation for such Plan Year and continuing in such manner until the restrictions set forth in Section 3.4 have been satisfied; and

          (B) next, the remaining portion, if any, of such Employer Safe Harbor Contribution shall be allocated to the Employer Contribution Accounts of the Eligible Members who did not receive an allocation pursuant to clause (A) above based on the ratio of each such Eligible Member's share of Employer Matching Contributions for such Plan Year to the total of all such Eligible Members' share of Employer Matching Contributions for such Plan Year.

     (e) Any amounts which are forfeited under any provision hereof during a Plan Year shall be applied to reduce Employer Matching Contributions next coming due.

     4.3 Allocation of Net Income or Loss and Changes in Value Among Accounts. As of each Valuation Date, the Trustee shall determine the fair market value of the assets of each Fund and the net income (or net loss) of each Fund since the next preceding Valuation Date. Any net increase (or net decrease) in fair market value and any net income (or net loss) of each Fund since the next preceding Valuation Date shall be allocated among the Accounts invested in such Fund in proportion to the value of such Accounts on the next preceding Valuation Date.

     4.4  Limitations.

     (a) For purposes of this Section, the following terms and phrases shall have these respective meanings:

          (1) "Annual Additions" of a Member for any Limitation Year shall mean the total of (A) the Employer Contributions and Cash or Deferred Contributions allocated to such Member's Accounts for such year and (B) amounts referred to in sections 415(l)(1) and 419A(d)(2) of the Code.

          (2)  "Limitation Year" shall mean the Plan Year.

          (3) "Maximum Annual Additions" of a Member for any Limitation Year shall mean the lesser of (A) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under section 415(b)(1)(A) of the Code for such Limitation
Year) or (B) 25% of such Member's compensation, within the meaning of section 415(c)(3) of the Code and applicable Treasury Regulations thereunder, during such year except that the limitation in this Clause (B) shall not apply to any contribution for medical benefits (within the meaning of section 419A(f)(2) of the Code) after separation from service with the Employer or a Controlled Entity which is otherwise treated as an Annual Addition or to any amount otherwise treated as an Annual Addition under section 415(l)(1) of the Code.

     (b) Contrary Plan provisions notwithstanding, in no event shall the Annual Additions credited to a Member's Accounts for any Limitation Year exceed the Maximum Annual Additions for such Member for such year. If as a result of a reasonable error in estimating a Member's compensation, a reasonable error in determining the amount of elective deferrals (within the meaning of section 402(g)(3) of the Code) that may be made with respect to any individual under the limits of section 415 of the Code, or because of other limited facts and circumstances, the Annual Additions which would be credited to a Member's Accounts for a Limitation Year would nonetheless exceed the Maximum Annual Additions for such Member for such year, the excess Annual Additions which, but for this Section, would have been allocated to such Member's Accounts shall be disposed of as follows:

          (1) first, any such excess Annual Additions in the form of Cash or Deferred Contributions on behalf of such Member which would not have been considered in determining the amount of Employer Contributions allocated to such Member's Accounts pursuant to Section 4.2 shall be distributed to such Member, adjusted for income or loss allocated thereto;

          (2) next, any such excess Annual Additions in the form of Cash or Deferred Contributions on behalf of such Member which would have been considered in determining the amount of Employer Contributions allocated to such Member's Accounts pursuant to Section 4.2 shall be distributed to such Member, adjusted for income or loss allocated thereto, and the Employer Contributions which would have been allocated to such Member's Accounts based upon such distributed Cash or Deferred Contributions shall, to the extent such amounts would have otherwise been allocated to such Member's Accounts, be allocated to a suspense account and shall be held there until used to reduce future Employer Matching Contributions in the same manner as a forfeiture.

     (c) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in allocations of the net income (or net loss) of the Trust Fund.

     (d) For purposes of determining whether the Annual Additions under this Plan exceed the limitations herein provided, all defined contribution plans of the Employer are to be treated as one defined contribution plan. In addition, all defined contribution plans of Controlled Entities shall be aggregated for this purpose. For purposes of this Section only, a "Controlled Entity" shall be determined by application of a more than 50% control standard in lieu of an 80% control standard for purposes of section 1563(a)(1) of the Code. If the Annual Additions credited to a Member's Accounts for any Limitation Year under this Plan plus the additions credited on his behalf under other defined contribution plans required to be aggregated pursuant to this Paragraph would exceed the Maximum Annual Additions for such Member for such Limitation Year, the Annual Additions under this Plan and the additions under such other plans shall be reduced on a pro rata basis and allocated, reallocated or returned in accordance with applicable plan provisions regarding Annual Additions in excess of Maximum Annual Additions.

     (e) In the case of a Member who also participated in a defined benefit plan of the Employer or a Controlled Entity (as defined in Paragraph (d) above), the Employer shall reduce the Annual Additions credited to the Accounts of such Member under this Plan pursuant to the provisions of Paragraph (b) to the extent necessary to prevent the limitation set forth in section 415(e) of the Code from being exceeded. Notwithstanding the foregoing, the provisions of this Paragraph shall only apply if such defined benefit plan does not provide for a reduction of benefits thereunder to ensure that the limitation set forth in section 415(e) of the Code is not exceeded.

     (f) If the limitations set forth in this Section would not otherwise be met for any Limitation Year, the Compensation deferral elections pursuant to
Section 3.1 of affected Members may be reduced by the Committee on a temporary and prospective basis in such manner as the Committee shall determine.

                                       V.

                               Investment of Funds

     5.1 Investment Designation. Each Member shall designate, in accordance with the procedures established from time to time by the Committee, the manner in which the amounts allocated to his Accounts shall be invested from among the Funds made available from time to time by the Committee. A Member may designate one of such Funds for all the amounts allocated to his Accounts or he may split the investment of the amounts allocated to his Accounts between such Funds in such increments as the Committee may prescribe. If a Member fails to make a proper designation, then his Accounts shall be invested in the Fund or Funds designated by the Committee from time to time in a uniform and nondiscriminatory manner.

     5.2 Change of Investment Designation. A Member may change his investment designation for future contributions to be allocated to his Accounts. Any such change shall be made in accordance with the procedures established by the Committee, and the frequency of such changes may be limited by the Committee. A Member may elect to convert his investment designation with respect to the amounts already allocated to his Accounts. Any such conversion shall be made in accordance with the procedures established by the Committee, and the frequency of such conversions may be limited by the Committee.

                                       VI.

                              Retirement Benefits

     A Member who terminates his employment on or after his Normal Retirement Date shall be entitled to a benefit pursuant to Article X equal to the value of his Accounts as of his Benefit Commencement Date. Any contribution allocable to a Member's Accounts after his Benefit Commencement Date shall be distributed as soon as administratively feasible after the date that such contribution is paid to the Trust Fund.
                                      VII.

                                Disability Benefits

     7.1 Disability Benefits. In the event a Member's employment is terminated due to total and permanent disability, as of the Committee's certification thereof, such Member shall be entitled to a benefit pursuant to Article X equal to the value of his Accounts as of his Benefit Commencement Date. Any contribution allocable to a Member's Accounts after his Benefit Commencement Date shall be distributed as soon as administratively feasible after the date that such contribution is paid to the Trust Fund.

     7.2 Total and Permanent Disability Determined. The Committee shall determine whether a Member has become totally and permanently disabled and shall so notify such Member within sixty days thereafter. A Member shall be considered totally and permanently disabled if such disability is so certified by the Committee and, unless waived by the Committee as unnecessary, supported by a written medical opinion that such Member will be permanently incapable of performing his job for physical or mental reasons.

                                     VIII.

                              Severance Benefits

     8.1 No Benefits Unless Herein Set Forth. Except as set forth in this Article, upon termination of employment of a Member prior to his Normal Retirement Date for any reason other than total and permanent disability or death, such Member shall acquire no right to any benefit from the Plan or the Trust Fund.

     8.2  Severance Benefit.

     (a) Each Member whose employment is terminated prior to his Normal Retirement Date for any reason other than total and permanent disability or death shall be entitled to a benefit pursuant to Article X equal to the value of his Vested Interest in his Accounts as of his Benefit Commencement Date. A Member's Vested Interest in any contribution allocable to his Accounts after his Benefit Commencement Date shall be distributed as soon as administratively feasible after the date that such contribution is paid to the Trust Fund, and any portion of such contribution which is not vested shall be forfeited and applied in accordance with the provisions of Section 8.4(e).

     (b) For purposes of this Section, a Member's Vested Interest in his Employer Contribution Account shall be determined by such Member's years of Vesting Service in accordance with the following schedule:

Years of Vesting Service                           Vested Interest
________________________                           _______________

Less than 3 years                                          0%
          3 years                                         20%
          4 years                                         40%
          5 years                                         60%
          6 years                                         80%
          7 years or more                                100%

     (c) Paragraph (b) above notwithstanding, a Member shall have a 100% Vested Interest in his Employer Contribution Account upon attainment of his Normal Retirement Date.

     (d) A Member shall have a 100% Vested Interest in his Cash or Deferred Account and Rollover Account at all times.

     8.3  Vesting Service.

     (a) Subject to the remaining Paragraphs of this Section, an individual shall be credited with Vesting Service in an amount equal to his aggregate Periods of Service whether or not such Periods of Service are completed consecutively.

     (b) Paragraph (a) above notwithstanding, if an individual terminates his Service (other than during a leave of absence) and subsequently resumes his Service, if his Reemployment Commencement Date is within twelve months of his Severance from Service Date, such Period of Severance shall be treated as a Period of Service for purposes of Paragraph (a) above.

     (c) Paragraph (a) above notwithstanding, if an individual terminates his Service during a leave of absence and subsequently resumes his Service, if his Reemployment Commencement Date is within twelve months of the beginning of such leave of absence, such Period of Severance shall be treated as a Period of Service for purposes of Paragraph (a) above.

     (d) In the case of a Member who incurs a Period of Severance of five consecutive years, such Member's years of Vesting Service completed after such Period of Severance shall be disregarded in determining such Member's Vested Interest in any Plan benefits derived from Employer Contributions on his behalf prior to such Period of Severance.

     (e) In the case of an individual who terminates employment at a time when he does not have any Vested Interest in his Employer Contribution Account and who then incurs a Period of Severance which equals or exceeds the greater of (1) five years or (2) the individual's Period of Service before such Period of Severance, such individual's Period of Service completed before such Period of Severance shall be disregarded in determining his years of Vesting Service.

     8.4  Forfeitures.

     (a) With respect to a Member who terminates employment with the Employer with a Vested Interest in his Employer Contribution Account which is less than 100% and either is not entitled to a distribution from the Plan or receives a distribution from the Plan in the form of a lump sum distribution by the close of the second Plan Year following the Plan Year in which his employment is terminated, the forfeitable amount credited to the terminated Member's Employer Contribution Account as of the Valuation Date next preceding his Benefit Commencement Date shall become a forfeiture as of his Benefit Commencement Date (or as of his date of termination of employment if no amount is payable from the Trust Fund on behalf of such Member with such Member being considered to have received a distribution of zero dollars on his date of termination of employment).

     (b) In the event that an amount credited to a terminated Member's Employer Contribution Account becomes a forfeiture pursuant to Paragraph (a) above, the terminated Member shall, upon subsequent reemployment with the Employer prior to incurring a Period of Severance of five consecutive years, have the forfeited amount restored to such Member's Employer Contribution Account, unadjusted by any subsequent gains or losses of the Trust Fund; provided, however, that such restoration shall be made only if such Member repays in cash an amount equal to the amount so distributed to him pursuant to Paragraph (a) above within five years from the date the Member is reemployed. A reemployed Member who was not entitled to a distribution from the Plan on his date of termination of employment shall be considered to have repaid a distribution of zero dollars on the date of his reemployment. Any such restoration shall be provided by an additional Employer Contribution (which shall be made without regard to current or accumulated earnings and profits) and shall be made as soon as administratively feasible after the date of repayment.

     (c) With respect to a Member whose Vested Interest in his Employer Contribution Account is less than 100% and who makes a withdrawal from or receives a termination distribution from his Employer Contribution Account other than a lump sum distribution by the close of the second Plan Year following the Plan Year in which his employment is terminated, any amount remaining in his Employer Contribution Account shall continue to be maintained as a separate account. At any relevant time, such Member's nonforfeitable portion of his separate account shall be determined in accordance with the following formula:

                             X=P(AB + (R x D)) - (R x D)

For purposes of applying the formula: X is the nonforfeitable portion of such separate account at the relevant time; P is the Member's Vested Interest in his Employer Contribution Account at the relevant time; AB is the balance of such separate account at the relevant time; R is the ratio of the balance of such separate account at the relevant time to the balance of such separate account after the withdrawal or distribution; and D is the amount of the withdrawal or distribution. For all other purposes of the Plan, a Member's separate account shall be treated as an Employer Contribution Account. Upon his incurring a Period of Severance of five consecutive years, the forfeitable portion of a terminated Member's separate account and Employer Contribution Account shall be forfeited.

     (d) With respect to a Member who terminates employment with the Employer with a Vested Interest in his Employer Contribution Account less than 100% and who is not otherwise subject to the forfeiture provisions of Paragraph (a) or Paragraph (c) above, the forfeitable portion of his Employer Contribution Account shall be forfeited when the terminated Member completes a Period of Severance of five consecutive years.

     (e) Any forfeitures occurring pursuant to Paragraphs (a), (c) or (d) above shall be held in a suspense account and shall be applied to reduce Employer Matching Contributions next coming due. For all Valuation Dates prior to such application, forfeited amounts held in the suspense account shall receive allocations of net income (or net loss) and changes in value pursuant to Section 4.3.

     (f) Distributions of benefits described in this Section shall be subject to the time of payment requirements of Section 10.1.

                                      IX.

                                 Death Benefits

     9.1 Death Benefits. Upon the death of a Member while an Employee, the Member's designated beneficiary shall be entitled to a benefit pursuant to
Article X equal to the value of his Accounts as of his Benefit Commencement Date. Any contribution allocable to a Member's Accounts after his Benefit Commencement Date shall be distributed as soon as administratively feasible after the date that such contribution is paid to the Trust Fund.

     9.2  Designation of Beneficiaries.

     (a) Each Member shall have the right to designate the beneficiary or beneficiaries to receive payment of his Article X benefit in the event of his death. Each such designation shall be made by executing the beneficiary designation form prescribed by the Committee and filing same with the Committee. Any such designation may be changed at any time by execution of a new designation in accordance with this Section. Notwithstanding the foregoing, if a Member who is married on the date of his death designates other than his surviving spouse as his beneficiary, such designation shall not be effective unless (1) such spouse has consented thereto in writing and such consent (A) acknowledges the effect of such specific designation, (B) either consents to the specific designated beneficiary (which designation may not subsequently be changed by the Member without spousal consent) or expressly permits such designation by the Member without the requirement of further consent by the spouse, and (C) is witnessed by a Plan representative (other than the Member) or a notary public or (2) such consent may not be obtained because such spouse cannot be located or because of other circumstances described by applicable Treasury Regulations. Any such consent by such surviving spouse shall be irrevocable.

     (b) If no such designation is on file with the Committee at the time of the death of the Member or such designation is not effective for any reason as determined by the Committee, the designated beneficiary or beneficiaries to receive such Article X benefit shall be as follows:

          (1) If a Member leaves a surviving spouse, his Article X benefit shall be paid to such surviving spouse;

          (2) If a Member leaves no surviving spouse, his Article X benefit shall be paid to such Member's executor or administrator or to his heirs at law if there is no administration of such Member's estate.

     (c) Notwithstanding the preceding provisions of this Section and to the extent not prohibited by state or federal law, if a Member is divorced from his spouse and at the time of his death is not remarried to the person from whom he was divorced, any designation of such divorced spouse as his beneficiary under the Plan filed prior to the divorce shall be null and void unless the contrary is expressly stated in writing filed with the Committee by the Member. In the event the designation of a divorced spouse as a Member's beneficiary is null and void pursuant to the provisions of this Paragraph, such Member's designated beneficiary shall be determined in accordance with the provisions of Paragraph
(b) above as if such divorced spouse did not survive the Member.

                                 X.

                   Time and Manner of Payment of Benefits

     10.1 Time and Manner of Payment.

     (a) Subject to the provisions of the remaining Paragraphs of this Section, payment of a Member's benefit hereunder shall be made as soon as administratively feasible after the date the Member or his beneficiary becomes entitled to a benefit pursuant to Article VI, VII, VIII or IX.

     (b) Unless (1) the Member has attained age sixty-five or died, (2) the Member consents to a distribution pursuant to Paragraph (a) within the ninety day period ending on the date payment of his benefit hereunder is to commence pursuant to Paragraph (a), or (3) the Member's Vested Interest in his Accounts is not in excess of $3,500, the Member's Benefit Commencement Date shall be deferred until after the earlier of the date the Member attains age sixty-five or the Member's date of death, except that the Member may elect an earlier Benefit Commencement Date by written notice to the Committee. No less than thirty days and no more than ninety days before his Benefit Commencement Date, the Committee shall inform the Member of his right to defer his Benefit Commencement Date and shall describe the Member's election rights pursuant to Paragraph (h) below. If a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty days after the notice required under section 1.411(a)-11(c) of the Treasury Regulations is given, provided that (i) the plan administrator clearly informs the Member that the Member has a right to a period of at least thirty days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (ii) the Member, after receiving the notice, affirmatively elects a distribution.

     (c) A Member's Benefit Commencement Date shall in no event be later than the sixtieth day following the close of the Plan Year during which such Member attains, or would have attained, his Normal Retirement Date or, if later, terminates his employment with the Employer or a Controlled Entity.

     (d) A Member's Benefit Commencement Date shall be in compliance with the provisions of section 401(a)(9) of the Code and applicable Treasury Regulations thereunder and shall in no event be later than:

          (1) In the case of a Member who attains the age of seventy and one-half prior to January 1, 1988 and is not a "five-percent owner" (within the meaning of section 416(i) of the Code) at any time during the five Plan Year period ending in the calendar year in which such Member attains the age of seventy and one-half, April 1st following the later of (A) the calendar year in which such Member attains the age of seventy and one-half, or (B) the calendar year in which such Member terminates his employment with the Employer, or if such Member becomes a "five-percent owner" following the end of such five Plan Year period, April 1st of the calendar year following the calendar year in which such Member becomes a "five-percent owner;"

          (2) In the case of a Member who does not attain the age of seventy and one-half prior to January 1, 1988 or is a "five-percent owner" (within the meaning of section 416(i) of the Code) at any time during the five Plan Year period ending in the calendar year in which such Member attains the age of seventy and one-half, April 1st of the calendar year following the calendar year in which such Member attains the age of seventy and one-half; and

          (3) In the case of a benefit payable pursuant to Article IX, the last day of the five-year period following the death of such Member.

The preceding provisions of this Section notwithstanding, a Member may not elect to defer the receipt of his benefit hereunder to the extent that such deferral creates a death benefit that is more than incidental within the meaning of section 401(a)(9)(G) of the Code and applicable Treasury Regulations thereunder.

     (e) Subject to the provisions of Paragraphs (c) and (d) above, a Member's Benefit Commencement Date shall not occur before the expiration of the latest to end of the following periods:

          (1) a period during which the Member is employed by the Employer or any Controlled Entity; or

          (2) a period during which the Member is employed by a purchaser of assets from the Employer or a Controlled Entity if such Member transfers to employment with such purchaser in connection with such purchase.

     (f) Subject to the provisions of Paragraph (g) below, a Member's benefit shall be provided from the Member's Account balance(s) under the Plan and shall be paid in cash in one lump sum on the Member's Benefit Commencement Date. The Member's benefit shall be paid to the Member unless the Member has died prior to his Benefit Commencement Date, in which case the Member's benefit shall be paid to his beneficiary designated in accordance with the provisions of Section 9.2.

     (g) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Paragraph, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution (other than any portion attributable to the offset of an outstanding loan balance of such Member pursuant to the Plan's loan procedure) paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The provisions of this Paragraph shall apply only if the Member's Eligible Rollover Distribution is $200 or more or, if less than 100% of the Member's Eligible Rollover Distribution is to be a Direct Rollover, the Direct Rollover is $500 or more. Prior to any Direct Rollover pursuant to this Paragraph, the Distributee shall furnish the Committee with a statement from the plan, account or annuity to which the benefit is to be transferred that it is, or is intended to be, an Eligible Retirement Plan.

     10.2 Unclaimed Benefits. In the case of a benefit payable on behalf of a Member, if the Committee is unable to locate the Member or beneficiary to whom such benefit is payable, upon the Committee's determination thereof, such benefit shall be forfeited, held in a suspense account and applied to reduce Employer Matching Contributions next coming due. For all Valuation Dates prior to such application, forfeited amounts held in the suspense account shall participate in allocations of the net income (or net loss) and changes in value of the Trust Fund. Notwithstanding the foregoing, if subsequent to any such forfeiture the Member or beneficiary to whom such benefit is payable makes a valid claim for such benefit, such forfeited benefit shall be restored to the Plan in the manner provided in Section 8.4(b).

     10.3 Claims Review. In any case in which a claim for Plan benefits of a Member or beneficiary is denied or modified, the Committee shall furnish written notice to the claimant within ninety days (or within 180 days if additional information requested by the Committee necessitates an extension of the ninety-day period), which notice shall:

     (a)  state the specific reason or reasons for the denial or modification;

     (b) provide specific reference to pertinent Plan provisions on which the denial or modification is based;

     (c) provide a description of any additional material or information necessary for the Member, his beneficiary or representative to perfect the claim and an explanation of why such material or information is necessary; and

     (d)  explain the Plan's claim review procedure as contained herein.

In the event a claim for Plan benefits is denied or modified, if the Member, his beneficiary or a representative of such Member or beneficiary desires to have such denial or modification reviewed, he must, within sixty days following receipt of the notice of such denial or modification, submit a written request for review by the Committee of its initial decision. In connection with such request, the Member, his beneficiary or the representative of such Member or beneficiary may review any pertinent documents upon which such denial or modification was based and may submit issues and comments in writing. Within sixty days following such request for review the Committee shall, after providing a full and fair review, render its final decision in writing to the Member, his beneficiary or the representative of such Member or beneficiary stating specific reasons for such decision and making specific references to pertinent Plan provisions upon which the decision is based. If special circumstances require an extension of such sixty-day period, the Committee's decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If an extension of time for review is required, written notice of the extension shall be furnished to the Member, beneficiary or the representative of such Member or beneficiary prior to the commencement of the extension period.

                                       XI.

                              Withdrawals and Loans

     11.1 Withdrawals.

     (a) A Member who has attained age fifty-nine and one-half may withdraw from his Accounts an amount not exceeding the then value of his Vested Interest in such Accounts. Such withdrawal shall come pro rata from the Member's Accounts.

     (b) A Member who has a financial hardship, as determined by the Committee, and who has made all available withdrawals pursuant to Paragraph (a) above and pursuant to the provisions of any other plans of the Employer and any Controlled Entities of which he is a member and who has obtained all available loans pursuant to Section 11.2 and pursuant to the provisions of any other plans of the Employer and any Controlled Entities of which he is a member may withdraw from his Accounts amounts not to exceed the lesser of (1) his Vested Interest in such Accounts or (2) the amount determined by the Committee as being available for withdrawal pursuant to this Paragraph. Such withdrawal shall come pro rata from the Member's Accounts. For purposes of this Paragraph, financial hardship means the immediate and heavy financial needs of the Member. A withdrawal based upon financial hardship pursuant to this Paragraph shall not exceed the amount required to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Member. The amount required to meet the immediate financial need may include any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution. The determination of the existence of a Member's financial hardship and the amount required to be distributed to meet the need created by the hardship shall be made by the Committee. A withdrawal shall be deemed to be made on account of an immediate and heavy financial need of a Member if the withdrawal is for:

          (1) expenses of medical care described in section 213(d) of the Code previously incurred by the Member, the Member's spouse or any dependents of the Member (as defined in section 152 of the Code) or necessary for those persons to obtain medical care described in section 213(d) of the Code and not reimbursed or reimbursable by insurance;

          (2) costs directly related to the purchase of a principal residence of the Member (excluding mortgage payments);

          (3) payment of tuition and related educational fees for the next twelve months of post-secondary education for the Member, or the Member's spouse, children or dependents (as defined in section 152 of the Code);

          (4) payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence; or

          (5) such other financial needs which the Commissioner of Internal Revenue may deem to be immediate and heavy financial needs through the publication of revenue rulings, notices and other documents of general applicability.

The decision of the Committee shall be final and binding, provided that all Members similarly situated shall be treated in a uniform and nondiscriminatory manner. The above notwithstanding, withdrawals under this Paragraph from a Member's Cash or Deferred Account shall be limited to the sum of the Member's Cash or Deferred Contributions to the Plan, less any previous withdrawals of such amounts. A Member who makes a withdrawal from his Cash or Deferred Account under this Paragraph may not again make elective contributions or employee contributions to the Plan or any other qualified or nonqualified plan of the Employer or any Controlled Entity for a period of twelve months following such withdrawal. Further, such Member may not make elective contributions under the Plan or any other plan maintained by the Employer or any Controlled Entity for such Member's taxable year immediately following the taxable year of the withdrawal in excess of the applicable limit set forth in Section 3.1(d) for such next taxable year less the amount of such Member's elective contributions for the taxable year of the withdrawal.

     (f) All withdrawals pursuant to this Section shall be made by executing and timely filing with the Committee the form prescribed by the Committee. Notwithstanding the provisions of this Section, no withdrawal shall be made from an Account to the extent such Account has been pledged to secure a loan under
Section 11.2. If a Member's Account from which a withdrawal is made is invested in more than one Fund, the withdrawal shall be made pro rata from each Fund in which such Account is invested. All withdrawals under this Section shall be paid in cash. Any withdrawal hereunder shall be subject to the benefit transfer election described in Section 10.1(g).

     (g) This Section shall not be applicable to a Member following termination of employment and the amounts in such Member's Accounts shall be distributable in accordance with the provisions of Article X.

     11.2 Loans.

     (a) Upon application by (1) any Member who is an Employee or (2) any Member no longer employed by the Employer, a beneficiary of a deceased Member or an alternate payee under a qualified domestic relations order who retains an Account balance under the Plan and who is a party-in-interest, as that term is defined in section 3(14) of the Act, as to the Plan (an individual who is eligible to apply for a loan under this Section being hereinafter referred to as a "Member" for purposes of this Section), the Committee may in its discretion direct the Trustee to make a loan or loans to such Member, not to exceed 50% of the then value of the Member's Vested Interest in his Accounts. Such loans shall be made pursuant to the provisions of the Committee's written loan procedure, which procedure is hereby incorporated by reference as a part of the Plan.

     (b) Paragraph (a) above to the contrary notwithstanding, the amount of a loan made to a Member under this Section shall not exceed an amount equal to the difference between:

          (1) the lesser of $50,000 (reduced by the excess, if any, of (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which the loan is made, over (B) the outstanding balance of loans from the Plan on the date on which the loan is made) or one-half of the present value of the Member's total nonforfeitable accrued benefit under all qualified plans of the Employer or a Controlled Entity; minus

          (2) the total outstanding loan balance of the Member under all other loans from all qualified plans of the Employer or a Controlled Entity.

                                      XII.

                           Administration of the Plan

     12.1 Appointment of Committee. The general administration of the Plan shall be vested in the Committee appointed by the Directors under the Stewart & Stevenson Pension Plan in accordance with the procedures for the Committee established pursuant to such plan. For purposes of the Act, the Committee shall be the Plan "administrator" and shall be the "named fiduciary" with respect to the general administration of the Plan (except as to the investment of the assets of the Trust Fund).

     12.2 Self-Interest of Members. No member of the Committee shall have any right to vote or decide upon any matter relating solely to himself under the Plan or to vote in any case in which his individual right to claim any benefit under the Plan is particularly involved. In any case in which a Committee member is so disqualified to act and the remaining members cannot agree, the Directors shall appoint a temporary substitute member to exercise all the powers of the disqualified member concerning the matter in which he is disqualified.

     12.3 Compensation and Bonding. The members of the Committee shall not receive compensation with respect to their services for the Committee. To the extent required by the Act or other applicable law, or required by the Company, members of the Committee shall furnish bond or security for the performance of their duties hereunder.

     12.4 Committee Powers and Duties. The Committee shall supervise the administration and enforcement of the Plan according to the terms and provisions hereof and shall have all powers necessary to accomplish these purposes, including, but not by way of limitation, the right, power, authority and duty:

     (a) to make rules, regulations and bylaws for the administration of the Plan which are not inconsistent with the terms and provisions hereof, provided such rules, regulations and bylaws are evidenced in writing and copies thereof are delivered to the Trustee and to the Company;

     (b) to construe all terms, provisions, conditions and limitations of the Plan. In all cases, the construction necessary for the Plan to qualify under the applicable provisions of the Code shall control;

     (c) to correct any defect or supply any omission or reconcile any inconsistency that may appear in the Plan, in such manner and to such extent as it shall deem expedient to effectuate the purposes of the Plan;

     (d) to employ and compensate such accountants, attorneys, investment advisors and other agents and employees as the Committee may deem necessary or advisable in the proper and efficient administration of the Plan;

     (e)  to determine all questions relating to eligibility;

     (f) to prescribe procedures to be followed by distributees in obtaining benefits hereunder;

     (g) to prepare, file and distribute, in such manner as the Committee determines to be appropriate, such information and material as is required by the reporting and disclosure requirements of the Act;

     (h) to make a determination as to the right of any person to a benefit under the Plan;

     (i) to select the Funds to be made available to Members for the investment of amounts in their Accounts pursuant to Article V;

     (j) to receive and review reports from the Trustee as to the financial condition of the Trust Fund, including its receipts and disbursements; and

     (k) to instruct the Trustee as to the loans to Members pursuant to the provisions of Section 11.2.

     12.5 Employer to Supply Information. The Employer shall supply full and timely information to the Committee relating to the Compensation of all Members, their ages, their retirement, death or other cause for termination of employment and such other pertinent facts as the Committee may require. The Employer shall advise the Trustee of such of the foregoing facts as are deemed necessary for the Trustee to carry out the Trustee's duties under the Plan. When making a determination in connection with the Plan, the Committee shall be entitled to rely upon the aforesaid information furnished by the Employer.

     12.6 Indemnification. The Company shall indemnify and hold harmless each member of the Committee against any and all expenses and liabilities arising out of his or her administrative functions or fiduciary responsibilities, including any expenses and liabilities which are caused by or result from an act or omission constituting the negligence of such individual in the performance of such functions or responsibilities, but excluding expenses and liabilities which are caused by or result from such individual's own gross negligence or willful misconduct. Expenses against which such person shall be indemnified hereunder include, without limitation, the amounts of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

                                     XIII.

                            Administration of Funds

     13.1 Payment of Expenses. All expenses incident to the administration of the Plan and Trust, including but not limited to, legal, accounting, Trustee fees, expenses of the Committee and the cost of furnishing any bond or security required of the Committee, shall be paid by the Trustee from the Trust Fund and, until paid, shall constitute a claim against the Trust Fund which is paramount to the claims of Members and beneficiaries; provided, however, that (a) the obligation of the Trustee to pay such expenses from the Trust Fund shall cease to exist to the extent such expenses are paid by the Employer and (b) in the event the Trustee's compensation is to be paid, pursuant to this Section, from the Trust Fund, any individual serving as Trustee who already receives full-time pay from an employer or an association of employers whose employees are participants in the Plan, or from an employee organization whose members are participants in the Plan, shall not receive any additional compensation for serving as Trustee. This Section shall be deemed a part of any contract to provide for expenses of Plan and Trust administration, whether or not the signatory to such contract is, as a matter of convenience, the Employer.

     13.2 Trust Fund Property. All income, profits, recoveries, contributions, forfeitures and any and all moneys, securities and properties of any kind at any time received or held by the Trustee hereunder shall be held for investment purposes as a commingled Trust Fund. The Committee shall maintain Accounts in the name of each Member, but the maintenance of an Account designated as the Account of a Member shall not mean that such Member shall have a greater or lesser interest than that due him by operation of the Plan and shall not be considered as segregating any funds or property from any other funds or property contained in the commingled fund. No Member shall have any title to any specific asset in the Trust Fund.

13.3 Distributions from Members' Accounts. Distributions from a Member's Accounts shall be made by the Trustee only if, when, and in the amount and manner directed in writing by the Committee. Any distribution made to a Member or for his benefit shall be debited to such Member's Account or Accounts. All distributions hereunder shall be made in cash except as otherwise specifically provided herein.

                                       XIV.

                                     Trustee

As a means of administering the assets of the Plan, the Company has entered into a Trust Agreement with Merrill Lynch Trust Company, as Trustee.

                                        XV.

                              Fiduciary Provisions

     15.1 Article Controls. This Article shall control over any contrary, inconsistent or ambiguous provisions contained in the Plan.

     15.2 General Allocation of Duties. Each fiduciary with respect to the Plan shall have only those specific powers, duties, responsibilities and obligations as are specifically given him under the Plan. The Directors shall have the sole authority to appoint and remove the Trustee or members of the Committee. Except as otherwise specifically provided, the Committee shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described herein. It is intended under the Plan that each fiduciary shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations hereunder and shall not be responsible for any act or failure to act of another fiduciary except to the extent provided by law or as specifically provided herein.

     15.3 Fiduciary Duty. Each fiduciary under the Plan, including but not limited to the Committee and the Trustee as "named fiduciaries," shall discharge his duties and responsibilities with respect to the Plan:

     (a) solely in the interest of the Members, for the exclusive purpose of providing benefits to Members, and their beneficiaries, and defraying reasonable expenses of administering the Plan;

     (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

     (c) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is prudent not to do so; and

     (d) in accordance with the documents and instruments governing the Plan insofar as such documents and instruments are consistent with applicable law.

No fiduciary shall cause the Plan or Trust Fund to enter into a "prohibited transaction" as provided in section 4975 of the Code.

     15.4 Delegation and Allocation. The Committee may appoint subcommittees, individuals or any other agents as it deems advisable and may delegate to any of such appointees any or all of the powers and duties of the Committee. Such appointment and delegation must be in writing, specifying the powers or duties being delegated, and must be accepted in writing by the delegatee. Upon such appointment, delegation and acceptance, the delegating Committee members shall have no liability for the acts or omissions of any such delegatee, as long as the delegating Committee members do not violate their fiduciary responsibility in making or continuing such delegation.

     15.5 Investment Manager. The Committee may, in its sole discretion, appoint an "investment manager," with power to manage, acquire or dispose of any asset of the Plan and to direct the Trustee in this regard, so long as:

     (a) the investment manager is (1) registered as an investment adviser under the Investment Advisers Act of 1940, (2) a bank, as defined in the Investment Advisers Act of 1940, or (3) an insurance company qualified to do business under the laws of more than one state; and

     (b) such investment manager acknowledges in writing that he is a fiduciary with respect to the Plan.

Upon such appointment, the Committee shall not be liable for the acts of the investment manager, as long as the Committee members do not violate their fiduciary responsibility in making or continuing such appointment. The Trustee shall follow the directions of such investment manager and shall not be liable for the acts or omissions of such investment manager. The investment manager may be removed by the Committee at any time and within its sole discretion.

                                      XVI.

                                   Amendments

     16.1 Right to Amend. Subject to Section 16.2 and any other limitations contained in the Act or the Code, the Directors may from time to time amend, in whole or in part, any or all of the provisions of the Plan on behalf of the Company and all Employers. Specifically, but not by way of limitation, the Directors may make any amendment necessary to acquire and maintain a qualified status for the Plan under the Code, whether or not retroactive.

     16.2 Limitation on Amendments. No amendment of the Plan may be made which would vest in the Employer, directly or indirectly, any interest in or control of the Trust Fund. No amendment may be made which would vary the Plan's exclusive purpose of providing benefits to Members, and their beneficiaries, and defraying reasonable expenses of administering the Plan or which would permit the diversion of any part of the Trust Fund from that exclusive purpose. No amendment shall be made which would reduce any then nonforfeitable interest of a Member. No amendment shall increase the duties or responsibilities of the Trustee unless the Trustee consents thereto in writing.

                                      XVII.

                        Discontinuance of Contributions
                    Termination and Merger or Consolidation

     17.1 Right to Terminate. The Employer has established the Plan with the bona fide intention and expectation that from year to year it will be able to, and will deem it advisable to, make its contributions as herein provided. However, the Directors realize that circumstances not now foreseen, or circumstances beyond its control, may make it either impossible or inadvisable to continue to make its contributions to the Trustee. Therefore, the Directors shall have the power to discontinue contributions to the Plan, terminate the Plan or partially terminate the Plan at any time hereafter. Each member of the Committee and the Trustee shall be notified of such discontinuance, termination or partial termination.

     17.2 Administration of Plan in Case of Discontinuance of Contributions or Termination.

     (a) If the Plan is amended so as to permanently discontinue Employer contributions, or if Employer contributions are in fact permanently discontinued, the Vested Interest of each affected Member shall be 100%, effective as of the date of discontinuance. In case of discontinuance, the Committee shall remain in existence and all other provisions of the Plan which are necessary, in the opinion of the Committee, for equitable operation of the Plan shall remain in force.

     (b) If the Plan is terminated or partially terminated, the Vested Interest of each affected Member shall be 100%, effective as of the termination date. Unless the Plan is otherwise amended prior to dissolution of the Company, the Plan shall terminate as of the date of dissolution of the Company.

     (c) Upon discontinuance or termination, any previously unallocated contributions, forfeitures and net income (or net loss) shall be allocated among the Accounts of the Members on such date of discontinuance or termination according to the provisions of Article IV. Thereafter, the net income (or net loss) shall continue to be allocated to the Accounts of the Members until the balances are distributed.

     (d) In the case of a total or partial termination of the Plan, and in the absence of a Plan amendment to the contrary, the Trustee shall pay the balance of the Accounts of a Member for whom the Plan is terminated to such Member, subject to the time of payment, manner of payment and consent provisions of
Article X.

     17.3 Merger, Consolidation or Transfer. This Plan and Trust Fund may not merge or consolidate with, or transfer its assets or liabilities to, any other plan, unless immediately thereafter each Member would, in the event such other plan terminated, be entitled to a benefit which is equal to or greater than the benefit to which he would have been entitled if the Plan were terminated immediately before the merger, consolidation or transfer.

                                     XVIII.

                               Adopting Employers

     18.1 Designation of Other Employers.

     (a) The Committee may designate any entity or organization eligible by law to participate in the Plan as an Employer by written instrument delivered to the Secretary of the Company and the designated Employer. Such written instrument shall specify the effective date of such designated participation, may incorporate specific provisions relating to the operation of the Plan which apply to the designated Employer only and shall become, as to such designated Employer and its Employees, a part of the Plan.

     (b) Each designated Employer shall be conclusively presumed to have consented to its designation and to have agreed to be bound by the terms of the Plan and any and all amendments thereto upon its submission of information to the Committee required by the terms of or with respect to the Plan or upon making a contribution to the Trust Fund pursuant to the terms of the Plan; provided, however, that the terms of the Plan may be modified so as to increase the obligations of an Employer only with the consent of such Employer, which consent shall be conclusively presumed to have been given by such Employer upon its submission of any information to the Committee required by the terms of or with respect to the Plan or upon making a contribution to the Trust Fund pursuant to the terms of the Plan following notice of such modification.

     (c) The provisions of the Plan shall apply separately and equally to each Employer and its employees in the same manner as is expressly provided for the Company and its Employees, except that the power to appoint or otherwise affect the Committee or the Trustee and the power to amend or terminate the Plan and Trust Agreement shall be exercised by the Company alone.

     (d) Transfer of employment among Employers shall not be considered a termination of employment hereunder, and Service with one shall be considered as Service with all others.

     (e) Any Employer may, by appropriate action of its Board of Directors or noncorporate counterpart which is communicated in writing to the Secretary of the Company and to the Committee, terminate its participation in the Plan. Moreover, the Committee may, in its discretion, terminate an Employer's Plan participation at any time by written instrument delivered to the Secretary of the Company and the designated Employer.

     18.2 Single Plan. For purposes of the Code and the Act, the Plan as adopted by the Employers shall constitute a single plan rather than a separate plan of each Employer. All assets in the Trust Fund shall be available to pay benefits to all Members and their beneficiaries.

                                      XIX.

                                  Miscellaneous

     19.1 Not Contract of Employment. The adoption and maintenance of this Plan shall not be deemed to be a contract between the Employer and any person or to be consideration for the employment of any person. Nothing herein contained shall be deemed to give any person the right to be retained in the employ of the Employer or to restrict the right of the Employer to discharge any person at any time nor shall the Plan be deemed to give the Employer the right to require any person to remain in the employ of the Employer or to restrict any person's right to terminate his employment at any time.

     19.2 Payments Solely from Trust Fund. All benefits payable under the Plan shall be paid or provided for solely from the Trust Fund and neither the Employer nor the Trustee assumes any liability or responsibility for the adequacy thereof. The Committee or the Trustee may require execution and delivery of such instruments as are deemed necessary to assure proper payment of any benefits.

     19.3 Alienation of Interest Forbidden. Except as otherwise provided with respect to "qualified domestic relations orders" pursuant to section 206(d) of the Act and sections 401(a)(13) and 414(p) of the Code and except as otherwise provided under other applicable law, no right or interest of any kind in any benefit shall be transferable or assignable by any Member or any beneficiary or be subject to anticipation, adjustment, alienation, encumbrance, garnishment, attachment, execution or levy of any kind. Plan provisions to the contrary notwithstanding, the Committee shall comply with the terms and provisions of any "qualified domestic relations orders," including orders which require distributions to an alternate payee prior to a Member's "earliest retirement age" as such term is defined in section 206(d)(3)(E)(ii) of the Act and section 414(p)(4)(B) of the Code, and shall establish appropriate procedures to effect the same.

     19.4 No Benefits to the Employer. No part of the corpus or income of the Trust Fund shall be used for any purpose other than the exclusive purpose of providing benefits for the Members and their beneficiaries and defraying reasonable expenses of administering the Plan. Anything to the contrary herein notwithstanding, the Plan shall never be construed to vest any rights in the Employer other than those specifically given hereunder.

     19.5 Severability. If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions hereof; instead, each provision shall be fully severable and the Plan shall be construed and enforced as if said illegal or invalid provision had never been included herein.

19.6 Jurisdiction. The situs of the Plan hereby created is Texas. All provisions of the Plan shall be construed in accordance with the laws of Texas except to the extent preempted by federal law.

                                      XX.

                                Top-Heavy Status

     20.1 Article Controls. Any Plan provisions to the contrary notwithstanding, the provisions of this Article shall control to the extent required to cause the Plan to comply with the requirements imposed under section 416 of the Code.

     20.2 Definitions. For purposes of this Article, the following terms and phrases shall have these respective meanings:

     (a)  Account Balance:   As of any Valuation Date, the aggregate amount
credited to an individual's account or accounts under a qualified defined contribution plan maintained by the Employer or a Controlled Entity (excluding employee contributions which were deductible within the meaning of section 219 of the Code and rollover or transfer contributions made after December 31, 1983 by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or a Controlled Entity), increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the amount of any contributions due as of the Determination Date immediately following such Valuation Date.

     (b) Accrued Benefit: As of any Valuation Date, the present value (computed on the basis of the Assumptions) of the cumulative accrued benefit (excluding the portion thereof which is attributable to employee contributions which were deductible pursuant to section 219 of the Code, to rollover or transfer contributions made after December 31, 1983 by or on behalf of such individual to such plan from another qualified plan sponsored by an entity other than the Employer or a Controlled Entity, to proportional subsidies or to ancillary benefits) of an individual under a qualified defined benefit plan maintained by the Employer or a Controlled Entity increased by (1) the aggregate distributions made to such individual from such plan during a five-year period ending on the Determination Date and (2) the estimated benefit accrued by such individual between such Valuation Date and the Determination Date immediately following such Valuation Date. Solely for the purpose of determining top-heavy status, the Accrued Benefit of an individual shall be determined under (1) the method, if any, that uniformly applies for accrual purposes under all qualified defined benefit plans maintained by the Employer and the Controlled Entities or
(2) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under section 411(b)(1)(C) of the Code.

     (c) Aggregation Group: The group of qualified plans maintained by the Employer and each Controlled Entity consisting of (1) each plan in which a Key Employee participates and each other plan which enables a plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the Code or (2) each plan in which a Key Employee participates, each other plan which enables a plan in which a Key Employee participates to meet the requirements of sections 401(a)(4) or 410 of the Code and any other plan which the Employer elects to include as a part of such group; provided, however, that the Employer may elect to include a plan in such group only if the group will continue to meet the requirements of sections 401(a)(4) and 410 of the Code with such plan being taken into account.

     (d) Assumptions: The interest rate and mortality assumptions specified for top-heavy status determination purposes in any defined benefit plan included in the Aggregation Group including the Plan.

     (e) Determination Date: For the first Plan Year of any plan, the last day of such Plan Year and for each subsequent Plan Year of such plan, the last day of the preceding Plan Year.

     (f) Key Employee: A "key employee" as defined in section 416(i) of the Code and the Treasury Regulations thereunder.

     (g) Plan Year: With respect to any plan, the annual accounting period used by such plan for annual reporting purposes.

     (h) Remuneration: Compensation within the meaning of section 415(c)(3) of the Code, as limited by section 401(a)(17) of the Code.

     (i) Valuation Date: With respect to any Plan Year of any defined contribution plan, the most recent date within the twelve-month period ending on a Determination Date as of which the trust fund established under such plan was valued and the net income (or loss) thereof allocated to participants' accounts. With respect to any Plan Year of any defined benefit plan, the most recent date within a twelve-month period ending on a Determination Date as of which the plan assets were valued for purposes of computing plan costs for purposes of the requirements imposed under section 412 of the Code.

     20.3 Top-Heavy Status.

     (a) The Plan shall be deemed to be top-heavy for a Plan Year, if, as of the Determination Date for such Plan Year, (1) the sum of Account Balances of Members who are Key Employees exceeds 60% of the sum of Account Balances of all Members unless an Aggregation Group including the Plan is not top-heavy or (2) an Aggregation Group including the Plan is top-heavy. An Aggregation Group shall be deemed to be top-heavy as of a Determination Date if the sum (computed in accordance with section 416(g)(2)(B) of the Code and the Treasury Regulations promulgated thereunder) of (1) the Account Balances of Key Employees under all defined contribution plans included in the Aggregation Group and (2) the Accrued Benefits of Key Employees under all defined benefit plans included in the Aggregation Group exceeds 60% of the sum of the Account Balances and the Accrued Benefits of all individuals under such plans. Notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who are not Key Employees in any Plan Year but who were Key Employees in any prior Plan Year shall not be considered in determining the top-heavy status of the Plan for such Plan Year. Further, notwithstanding the foregoing, the Account Balances and Accrued Benefits of individuals who have not performed services for the Employer or any Controlled Entity at any time during the five-year period ending on the applicable Determination Date shall not be considered.

     (b) If the Plan is determined to be top-heavy for a Plan Year, the Vested Interest in his Employer Contribution Account of each Member who is credited with an Hour of Service during such Plan Year shall be determined in accordance with the following schedule:

Years of Vesting Service                           Vested Interest
________________________                           _______________

Less than 2 years                                          0%
          2 years                                         20%
          3 years                                         40%
          4 years                                         60%
          5 years                                         80%
          6 years or more                                100%

     (c) If the Plan is determined to be top-heavy for a Plan Year, the Employer shall contribute to the Plan for such Plan Year on behalf of each Member who is not a Key Employee and who has not terminated his employment as of the last day of such Plan Year an amount equal to the lesser of (1) 3% of such Member's Remuneration for such Plan Year or (2) a percent of such Member's Remuneration for such Plan Year equal to the greatest percent determined by dividing for each Key Employee the amounts allocated to such Key Employee's Cash or Deferred Account and Employer Contribution Account for such Plan Year by such Key Employee's Remuneration. The minimum contribution required to be made for a Plan Year pursuant to this Paragraph for a Member employed on the last day of such Plan Year shall be made regardless of whether such Member is otherwise ineligible to receive an allocation of the Employer's contributions for such Plan Year. The minimum contribution required to be made pursuant to this Paragraph shall also be made for an Eligible Employee who is not a Key Employee and who is excluded from participation in the Plan solely because of failing to make Cash or Deferred Contributions. Notwithstanding the foregoing, if the Plan is deemed to be top-heavy for a Plan Year, the Employer's contribution for such Plan Year pursuant to this Paragraph shall be increased by substituting "4%" in lieu of "3%" in Clause (1) hereof to the extent that the Directors determine to so increase such contribution to comply with the provisions of section 416(h)(2) of the Code. Notwithstanding the foregoing, no contribution shall be made pursuant to this Paragraph for a Plan Year with respect to a Member who is a participant in another defined contribution plan sponsored by the Employer or a Controlled Entity if such Member receives under such other defined contribution plan (for the plan year of such plan ending with or within the Plan Year of this Plan) a contribution which is equal to or greater than the minimum contribution required by section 416(c)(2) of the Code. Notwithstanding the foregoing, no contribution shall be made pursuant to this Paragraph for a Plan Year with respect to a Member who is a participant in a defined benefit plan sponsored by the Employer or a Controlled Entity if such Member accrues under such defined benefit plan (for the plan year of such plan ending with or within the Plan Year of this Plan) a benefit which is at least equal to the benefit described in section 416(c)(1) of the Code. If the preceding sentence is not applicable, the requirements of this Paragraph shall be met by providing a minimum benefit under such defined benefit plan which, when considered with the benefit provided under the Plan as an offset, is at least equal to the benefit described in section 416(c)(1) of the Code.

     20.4 Termination of Top-Heavy Status. If the Plan has been deemed to be top-heavy for one or more Plan Years and thereafter ceases to be top-heavy, the provisions of this Article shall cease to apply to the Plan effective as of the Determination Date on which it is determined to no longer be top-heavy. Notwithstanding the foregoing, the Vested Interest of each Member as of such Determination Date shall not be reduced and, with respect to each Member who has five or more years of Vesting Service on such Determination Date, the Vested Interest of each such Member shall continue to be determined in accordance with the schedule set forth in Section 20.3(b).

     20.5 Effect of Article. Notwithstanding anything contained herein to the contrary, the provisions of this Article shall automatically become inoperative and of no effect to the extent not required by the Code or the Act.

EXECUTED this 31st day of December, 1993.


                         STEWART & STEVENSON SERVICES, INC.



                         By /s/ Robert L. Hargrave
                            ______________________________

                              STEWART & STEVENSON

                               401(k) SAVINGS PLAN

                                   APPENDIX A


Predecessor Employer                              Beginning Service Date
____________________                              _______________________

Sandia Detroit Diesel, Inc.                       Last Date of Hire by
                                                  Sandia Detroit Diesel, Inc.

Amarillo Diesel, Inc.                             Last Date of Hire by
                                                  Amarillo Diesel, Inc.

DECA Equipment Company                            Last Date of Hire by
                                                  DECA Equipment Inc.

George Engine Diesel, Inc.                        Last Date of Hire by
                                                  George Engine Diesel, Inc.

Pow-R-Quick, Ltd.                                 Last Date of Hire by
                                                  Pow-R-Quik, Ltd.

Quality Oilfield Products, Inc.                   Last Date of Hire by
                                                  Quality Oilfield Products,
                                                  Inc.

Foley Pressure Control Products, Inc.             9/15/90